UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

MATEON THERAPEUTICS, INC.

(Name of Registrant As Specified In Charter)

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MATEON THERAPEUTICS, INC.

23937 Agoura Road, Suite 107

Agoura Hills, CA 91301

NOTICE OF CONSENT SOLICITATION

Mateon Therapeutics, Inc., a Delaware corporation (the “Company”), is soliciting your consent (the “Consent Solicitation”) and furnishing the accompanying Consent Solicitation Statement (the “Consent Solicitation Statement”) to the holders (“Stockholders”) of shares of its common stock, par value $0.01 per share (“Common Stock”) and Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”) to approve the following actions (collectively, the “Corporate Actions”):

(1)	approval to change the name of the Company to “Oncotelic, Inc.” and to change the Company’s ticker symbol (the “Name Change”);

(2)	approval of a reverse stock split of the outstanding Common Stock for a ratio of 1 for 10, with the precise effective timing to be determined by the Board of Directors (the “Reverse Split”);

(3)	approval of an amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of Common Stock available for issuance from 7.25 million shares to 27.25 million shares, and increasing the maximum number of stock awards that may be issued in any fiscal year from 500,000 to 1,000,000 shares (the “Plan Amendment”);

(4)	approval of an increase in the authorized number of shares of Common Stock from 150,000,000 to 750,000,000 (the “Capital Increase”); and

(5)	approval of an amended and restated certificate of incorporation for the Company (the “Amended and Restated Certificate”) to give effect to the Name Change, Capital Increase and forum selection provision.

In order to save the expense associated with holding a special meeting of our Stockholders, the Board of Directors has elected to seek your written consent (“Written Consent”) as a Stockholder in accordance with Section 228 of the Delaware General Corporation Law to approve the Corporate Actions.

Our Board of Directors has fixed the close of business on March 15, 2020 as the record date (the “Record Date”) for the Consent Solicitation. Only Stockholders of record of our Common Stock and Preferred Stock at the close of business on that date are entitled to notice of and to provide consent to the Corporate Actions as set forth in this Notice of Consent Solicitation.

This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about [●], 2020. We are not holding a meeting of Stockholders in connection with this Consent Solicitation. The Consent Solicitation Statement on the following pages further describes the Corporate Actions being presented to our Stockholders for consent. Our Board of Directors recommends that you consent to the approval of the Corporate Actions by marking the box entitled “FOR” and return the consent, which is attached as Annex C to this Consent Solicitation Statement, in the enclosed envelope (or by telephone or via the Internet) as soon as possible.

Your vote is important. The accompanying Consent Solicitation Statement explains the Consent Solicitation and the Corporate Actions to be voted on in more detail. Please read this Consent Solicitation Statement carefully.

Dated: [●], 2020

By Order of the Board of Directors,

/s/ VUONG TRIEU
Vuong Trieu
Chief Executive Officer and President

MATEON THERAPEUTICS, INC.

23937 Agoura Road, Suite 107

Agoura Hills, CA 91301

CONSENT SOLICITATION STATEMENT

In this Consent Solicitation Statement, we refer to Mateon Therapeutics, Inc., a Delaware corporation, as the “Company”, “we”, “us” or “our”.

Our Board of Directors (the “Board”) is furnishing this Consent Solicitation Statement to holders (“Stockholders”) of our common stock, par value $0.01 per share (“Common Stock”) and Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”) to approve the following corporate actions (collectively, the “Corporate Actions”):

(1)	approval to change the name of the Company to “Oncotelic, Inc.” (the “Name Change”);

(2)	approval of a reverse stock split of the outstanding Common Stock for a ratio of 1 for 10, with the precise effective timing to be determined by the Board (the “Reverse Split”);

(3)	approval of an amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of Common Stock available for issuance from 7.25 million shares to 27.25 million shares, and increasing the maximum number of stock awards that may be issued in any fiscal year from 500,000 to 1,000,000 shares (the “Plan Amendment”);

(4)	approval of an increase in the authorized number of shares of Common Stock from 150,000,000 to 750,000,000 (the “Capital Increase”); and

(5)

approval of an amended and restated certificate of incorporation for the Company (the “Amended and Restated Certificate”) to give effect to the Name Change, Capital Increase and forum selection provision.

Purpose of this Consent Solicitation Statement

In order to eliminate the time and costs involved in holding a special meeting, our Board elected to seek approval of the Corporate Actions by written consent. Under the Delaware General Corporate Law, we are permitted to secure the approval of the Corporate Actions by written consent of our Stockholders.

Who May Consent

Written Consents are being solicited from Stockholders of record as of March 15, 2020, the record date set in connection with this Consent Solicitation Statement (the “Record Date”). Holders of our Common Stock and Preferred Stock as of the Record Date are receiving this Consent Solicitation Statement and attached form of Written Consent and are entitled to consent to the Corporate Actions.

Stockholders who wish to consent to the Corporate Actions must return the attached form of Written Consent either by mail or the Internet on or before 5:00 P.M., Pacific Time on [●], 2020 (the “Expiration Date”). The Company expects that this Consent Solicitation will end immediately upon receipt of a sufficient number of written consents to approve the Corporate Actions set forth herein. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Corporate Actions. The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to Expiration Date to (a) terminate the Consent Solicitation for any reason, including if the consent of Stockholders holding a majority of the Company’s outstanding shares has been received; (b) waive any of the conditions to the Consent Solicitation; or (c) amend the terms of the Consent Solicitation. The final results of this Consent Solicitation will be published in a Current Report on Form 8-K by the Company. This Consent Solicitation Statement and the Current Report on Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law.

IF YOU HOLD YOUR STOCK IN “STREET NAME”, YOU MUST INSTRUCT YOUR BROKER OR NOMINEE TO APPROVE THE PROPOSALS. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT RETURN THE WRITTEN CONSENT. Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (a) execute and deliver a Written Consent on behalf of such beneficial owner; or (b) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Requests for copies of this Consent Solicitation Statement should be directed to Mateon Therapeutics, Inc. at the address or telephone number set forth above. If you have any questions regarding your form of Written Consent, please contact the Company.

American Stock Transfer will act as tabulation agent for this Consent Solicitation Statement.

Consent Required

Under Delaware law and our Bylaws, a majority of the voting power of our outstanding Common Stock and Preferred Stock is required to approve the Corporate Actions.

As of the Record Date, there were (a) 83,050,664 shares of our Common Stock and (b) 278,188 shares of Preferred Stock issued and outstanding. Each share of Preferred Stock is convertible into 1,000 shares of Common Stock. Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders. Each share of outstanding Preferred Stock is entitled to vote on matters submitted to the Stockholders on an “as-converted” basis, so 1,000 votes per share. Accordingly, the total number of shares entitled to vote (including the conversion of the Preferred Stock) on the Record Date was 361,238,664 shares.

Stockholder approval of the Corporate Actions will be effective upon our receipt of affirmative Written Consents, not previously revoked, representing at least 180,619,332 votes, or a majority of votes that may be cast by our issued and outstanding voting securities as of the Record Date (the “Effective Date”). Accordingly, abstentions from submitting your Written Consent will have the same effect of disapproving the Corporate Actions.

For a discussion of the beneficial ownership of the Company’s outstanding Common Stock and Preferred Stock by the Company’s directors, executive officers and 5% stockholders, see “Security Ownership of Management and Certain Beneficial Owners” below.

Revocation of Consents

You may withdraw or change your Written Consent at any time prior to the Effective Date by submitting a written notice of revocation to the Company’s Corporate Secretary at the address set forth above. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn.

Appraisal Rights

Neither Delaware law nor our Certificate of Incorporation provide our Stockholders with appraisal rights in connection with any of the Corporate Actions.

Expenses of this Solicitation

We will bear the entire cost of the solicitation, including preparation, printing and mailing costs of the Consent Solicitation Statement. Written Consents will be solicited principally through the mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose shares of Common Stock or Preferred Stock are held of record by such entities, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection herewith.

Background of the Corporate Actions

Merger with Oncotelic, Inc.

On April 22, 2019, the Company completed a merger with Oncotelic, Inc., a Delaware corporation (“Oncotelic”) and a clinical-stage biopharmaceutical company focused on the treatment of cancer using TGF-ß RNA, whereby Oncotelic was merged into a wholly-owned subsidiary of the Company (the “Oncotelic Merger”). In connection with the Oncotelic Merger, the Company issued approximately 41,000,033 shares of the Company’s Common Stock and 193,713 shares of the Company’s Preferred Stock in exchange for all of the previously outstanding shares of Oncotelic common stock.

At the time of the Oncotelic Merger, the Company did not have sufficient authorized but unissued Common Stock to pay the full merger consideration. Consequently, on April 22, 2019 the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, establishing and designating 5,000,000 shares of Preferred Stock. The Preferred Stock has substantially the same rights as Common Stock, but each shares of Preferred Stock has voting and economic rights equal to 1,000 shares of Common Stock. Holders of Preferred Stock have the right to convert to shares of Common Stock at any time at their election, subject to the availability of sufficient Common Stock at the time of conversion. The outstanding Preferred Stock will automatically convert into shares of Company Common Stock on the effectiveness of the authorization of additional Common Stock or a reverse split of the outstanding Common Stock sufficient to permit the conversion of the Preferred Stock in full.

The Corporate Actions are intended to allow the Company to re-brand itself under the “Oncotelic” name and to reorganize its capital structure to create additional flexibility to pursue opportunities to secure needed capital to finance the Company’s ongoing operations and to pursue strategic initiatives as they arise.

Merger with PointR Data, Inc.

On November 4, 2019, the Company completed a merger with PointR Data Inc., a Delaware corporation (“PointR”) and a privately-held, developer of high performance cluster computer and artificial intelligence applications, whereby PointR was merged into a wholly-owned subsidiary of the Company (the “PointR Merger”). In connection with the PointR Merger, the parties waived the requirement that the Company consummate a financing transaction of at least $10.0 million as a condition to closing the PointR Merger.

In connection with the PointR Merger, the Company issued approximately 84,475 shares of Preferred Stock to the former stockholders of PointR, in exchange for all of the previously outstanding shares of PointR common stock. The PointR merger agreement also provides for two additional payments of merger consideration based on PointR’s achievement of a development milestone and a revenue milestone. Each additional payment of merger consideration is for an aggregate value of $7,500,000 and payable in additional shares of the Company’s Common Stock, based on the market price at the time of payment, subject to a minimum value of $0.18 per share.

Effect of Approval

The Corporate Actions are intended to re-brand the Company following the Oncotelic Merger, to make available sufficient shares under the Company’s 2015 Plan to allow for the issuance of stock based awards to attract and retain the services of executives and other key employees, and to create additional authorized Common Stock to support the Company’s ability to finance its operations or to complete any future strategic acquisitions. We do not currently have sufficient Common Stock authorized to permit conversion of all of the Preferred Stock issued in connection with the Oncotelic Merger and the PointR Merger. If the Corporate Actions are approved, including the Capital Increase, it would result in the automatic conversion of 278,188 shares of Preferred Stock into 278,188,000 shares of Common Stock (prior to giving effect to the Reverse Split).

The Oncotelic Merger and PointR Merger were structured as triangular mergers into subsidiaries of the Company. The Company’s stockholders did not vote, and will not be provided an opportunity to vote, on the Oncotelic Merger or the PointR Merger.

On May 14, 2019, the Company solicited and secured the written consent of a majority of its stockholders to approve the Corporate Actions. However, under applicable securities rules, if an action by written consent is solicited from less than all of the outstanding stockholders, the actions cannot be put into effect until at least 20 days following the distribution of a notice to all stockholders of the action by written consent. The Company filed a preliminary information statement on Schedule 14C on May 22, 2019 and a subsequent amendment on June 13, 2019, to provide written notice of the stockholder approval of the Corporate Actions. However, that information statement on Schedule 14C was never completed or distributed to stockholders and the Corporate Actions were never put into effect. This Consent Solicitation supersedes the preliminary information statement on Schedule 14C.

Interests of Certain Persons

Certain of our directors and executive officers including Vuong Trieu, Steven W. King, Anthony E. Maida III and Chulho Park, received shares of Preferred Stock in connection with the Merger. Each of these individuals has an interest in the Reverse Split and the Capital Increase, as either could result in the automatic conversion of the Preferred Stock into Common Stock.

CORPORATE ACTION NO. 1

APPROVAL OF THE NAME CHANGE

The Board has unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to change our corporate name from Mateon Therapeutics, Inc. to Oncotelic, Inc. (the “Name Change”).

Reasons for the Name Change

The Name Change is intended to create brand awareness with the Company’s focus on drug development in the field of oncology. In addition, the majority of the Company’s operations are expected to focus on product candidates developed by Oncotelic.

The Name Change will not affect the status of the Company or the rights of any Stockholders in any respect, or the validity or transferability of stock certificates presently outstanding. The Company’s Stockholders will not be required to exchange stock certificates in connection with the name change. Any outstanding physical stock certificate that represents a Stockholder’s shares of Common Stock or Preferred Stock will continue to represent such Stockholder’s ownership of such shares. If physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.

In connection with the Name Change, we intend to change our trading symbol from “MATN” to another symbol more closely aligned with “Oncotelic”.

Effective Time of the Name Change

The Name Change will become effective upon the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State (“Amended and Restated Certificate”). The Amended and Restated Certificate, which is attached as Annex A to this Consent Solicitation Statement, will become effective on the date that it is accepted for filing by the Delaware Secretary of State, unless we specify a later date for effectiveness.

Our Board expects to file the amendment to affect the Name Change promptly following the Effective Date. Our Board currently intends to coordinate the Name Change with the change in our ticker symbol, so they occur and are effective on the same trading day.

CORPORATE ACTION NO. 2

APPROVAL OF REVERSE SPLIT

The Board has approved a proposal to effect a reverse stock split of all of the Company’s issued and outstanding Common Stock at a ratio of 1-for-10 (the “Reverse Split”), with the Board having the discretion as to whether or not to effect the Reverse Split in its sole discretion.

Principal Reasons for Reverse Split

The Board believes that it is advisable and in the best interests of the Company and its Stockholders to effect the Reverse Split for several reasons.

The Company will need to raise additional capital in order to fund the clinical trials and other expenses necessary to advance its product candidates. Our Board believes that the Reverse Split will improve the Company’s ability to secure additional equity financing because it will allow the Company to issue additional shares of Common Stock and the anticipated increase in price per share and market capitalization may increase the Company’s profile among institutional investors.

At the Record Date, the Company had 83,050,664 shares of our Common Stock outstanding, against a total of 150,000,000 authorized shares. However, the Company has a number of shares of Common Stock committed, including:

●	19,515,787 shares of Common Stock issuable upon the exercise of outstanding warrants;

●	6,145,044 shares of Common Stock issuable upon the exercise of awards granted or reserved under the Company’s equity incentive plans; and

●	278,187,827 shares of Common Stock issuable upon the conversion of outstanding Preferred Stock.

Accordingly, we do not have sufficient shares of Common Stock to permit conversion or exercise of our outstanding derivative securities, including our Preferred Stock. In order to be able to issue additional shares of Common Stock in connection with financing activities we will need to effect the Reverse Split or the Capital Increase.

The Board also believes that a Reverse Split, which is intended to result in a higher per share trading price of the Common Stock, has the potential to attract additional market makers and improve the liquidity of the public market for our Common Stock. During the period from the Merger to the Record Date, our Common Stock has traded on the OTCQB marketplacein a range of $0.09 to $0.34 per share. Many broker-dealers require that a company’s common stock have a minimum public trading price before those broker-dealers will agree to make a market or trade in that security. Moreover, the OTCQB marketplace and other quoting sources publish market capitalizations based on the stock price and the number of shares of common stock outstanding; those quotations do not give effect to the conversion of derivative securities. Because the Reverse Split would result in the automatic conversion of the Preferred Stock, our Board expects it will result in a significant increase in reported market capitalization for the Company.

Finally, our Common Stock is currently quoted on the over-the-counter market on the OTCQB marketplace. In connection with our financing activities, our Board intends to apply for the listing of our Common Stock on the Nasdaq Capital Market (“Nasdaq”) or a similar national stock exchange. Shares traded on a national stock exchange generally have more analyst coverage, higher trading volumes, and increased liquidity. Initial listing on Nasdaq requires, among other things, that the Common Stock maintain a minimum bid price of $4.00 per share. The Reverse Split is intended, in part, to help the Company meet the minimum trading price for up-listing on the Nasdaq Capital Market.

Certain Risks Associated with the Reverse Split

There are a number of risks associated with the Reverse Split, including, without limitation, those described below.

●	The market price per share of Common Stock immediately after the Reverse Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. For example, based on the closing price of our Common Stock on March 30, 2020 of $0.16 per share, if the Board were to implement the Reverse Split and utilize a ratio of 1-for-10, we cannot assure you that the post-split market price of our Common Stock would be $1.60 (that is, $0.16 × 10) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split, when and if implemented, may be lower than the total market capitalization before the Reverse Split.

●	There can be no assurance that the market price per share of our Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the Reverse Split. Factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock.

●	Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the Reverse Split and there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above.

●	The Reverse Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock.

●	If the Reverse Split is effected and the market price of the shares of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Split. Additionally, the liquidity of the shares of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Split.

●	The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

●	If the Reverse Split and Capital Increase are approved, it is intended to result in additional authorized shares of Common Stock. Such additional shares will be available for issuance pursuant to future potential equity or convertible debt financings of the Company, which financings could result in significant dilution to our stockholders.

●	While we expect that the Reverse Split, together with other actions required to meet applicable listing standards, will enable our shares to qualify for listing with the Nasdaq Capital Market and that we will be able to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial results, adverse clinical trials developments, or market conditions could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain applicable listing requirements with the Nasdaq Capital Market. Furthermore, in addition to its enumerated listing and maintenance standards, with the Nasdaq Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our shares.

Effect of Reverse Split

Upon effectiveness of the Reverse Split, our outstanding Common Stock (including any Common Stock issuable upon conversion of the Preferred Stock) will be combined, such that 10 shares of existing Common Stock will be combined into one new share of Common Stock. As of the Record Date, the number of outstanding shares of Common Stock (including shares that would be issued upon conversion of the Preferred Stock) that would result from the Reverse Split (without giving effect to the treatment of fractional shares) if our Board were to approve a Reverse Split in the ratio of 1-for-10 is 36,123,849.

Except for adjustments that may result from the treatment of fractional shares as described below, each Stockholder will hold the same percentage of the Company’s issued and outstanding Common Stock immediately following the Reverse Split as such Stockholder holds immediately prior to the Reverse Split. The Reverse Split will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power (subject to the treatment of fractional shares).

In accordance with the proposed amendment to the Certificate of Incorporation, as provided in Annex B, no fractional shares will be issued in connection with the Reverse Split. In lieu of issuing fractions of shares, our Board will pay cash.

Establishing the Ratio

The Board believes that the ability to determine the timing will provide it with the flexibility to implement the Reverse Split in a manner that maximizes the anticipated benefits for the Company and our Stockholders. In determining the Reverse Split Ratio of 1 for 10, the Board considered, among other things, the following factors:

●	the historical trading price and trading volume of the Common Stock;

●	the prevailing trading price and trading volume of the Common Stock, and the anticipated impact of the Reverse Split on the trading market for the Common Stock;

●	the anticipated impact of the Reverse Split on the Company’s ability to raise additional financing;

●	the anticipated impact of the Reverse Split on the trading price the number of round lot stockholders needed for up-listing on national stock exchanges; and

●	the number of authorized shares of Common Stock available for issuance pursuant to the Company’s obligations under outstanding debentures, warrants, options, and other convertible securities.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to “U.S. holders” of our Common Stock. A U.S. holder for these purposes is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock. A trust may also be a U.S. holder if (a) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post- split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post- split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (a) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark-to-market and dealers in securities or currencies, (b) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging”, “conversion” or other integrated investment transaction for federal income tax purposes, or (c) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Consent Solicitation Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Effective Time of the Reverse Split

The Reverse Split will require an amendment of our Certificate of Incorporation. The amendment will set forth the number of issued and outstanding shares to be combined into one share of Common Stock within the limits set forth in this Corporate Action. The Reverse Split will become effective on the date that our amended Certificate of Incorporation is accepted for filing with the Delaware Secretary of State, unless the amendment specifies a later date for effectiveness.

Our Board expects to file the amendment to our Certificate of Incorporation promptly following the Effective Date.

CORPORATE ACTION NO. 3

APPROVAL OF AN AMENDMENTS TO THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

The Board has unanimously approved amendments to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Amended 2015 Plan”, or the “2015 Plan”) to (i) increase the shares authorized thereunder by 20.0 million shares, or from approximately 7.25 million shares to approximately 27.25 million shares, and (ii) increase the maximum number of shares of Common Stock that may be issued to any eligible participant under the 2015 Plan from 500,000 to 1,000,000 shares(the “Plan Amendments”).

Increase in Authorized Shares

Approximately 7.25 million shares of our Common Stock are currently reserved for issuance under the 2015 Plan upon exercise of outstanding options. As a result, we currently have only 73,934 shares available for issuance as stock options or other awards under the 1999 Plan. The number of shares currently authorized under our 2015 Plan includes 7.25 million shares approved for the 2015 Plan and 725,781 shares that were approved for the 2015 Plan if they were not issued under the Mateon Therapeutics, Inc. 2005 Stock Plan (the “2005 Plan”). The proposed increase in the number of shares authorized for issuance under the 2015 Plan will allow the Company to maintain a sufficient pool of available shares for future grants under the 2015 Plan.

The 2015 Plan was approved by our Board and Stockholders in 2015 and amended and restated by our Board of Directors in 2017 and 2018.

As of March 15, 2020, options to purchase 4,063,703 shares of Common Stock are outstanding under the 2015 Plan, options to purchase 1,912,500 shares of Common Stock are outstanding under the 2017 Plan and options to purchase 159,081 shares of Common Stock are outstanding under the 2005 Plan, no shares have been issued upon the exercise of options granted under the 2015 Plan, No shares have been issued upon the exercise of options granted under the 2005 Plan and 5,976,203 options remain available for issuance under the 2015 and 2017 Plans. By its terms, the 2015 Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval.

This amendment is being submitted to you for approval in order to make available sufficient shares under the Company’s 2015 Plan to allow for the issuance of stock based awards in order to attract and retain the services of executives and other key employees, and to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Generally, shares of Common Stock reserved for awards under the Amended 2015 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of Common Stock tendered in payment for an award or shares of Common Stock withheld for taxes will not be available again for grant. The Amended 2015 Plan currently provides that no participant may receive awards for more than 500,000 shares of Common Stock in any fiscal year. If the proposed Plan Amendment is approved, the number of shares of Common Stock that may be awarded in any fiscal year will increase from 500,000 to 1,000,000 shares.

Increase in Maximum Number of Shares Issuable to Eligible Participants

Currently, our 2015 Plan places a limit on the maximum number of shares that be granted to any eligible participant under the 2015 Plan in any fiscal year to 500,000 shares of Common Stock. As of March 30, 2020, the closing price of our Common Stock on the OTCQB marketplace was $0.16 per share. As a result, the maximum number of shares of Common Stock that may be issued to any eligible participant under the 2015 Plan is equal to $80,000 of Common Stock, which may not be sufficient to attract and retain qualified employees or executives. As a result, the Board of Directors approved an amendment to the 2015 Plan to increase the number of shares issuable to any single participant under the 2015 Plan to 1,000,000 shares, which amount is equal to $160,000 of Common Stock based on the closing price of the Company’s Common Stock as of March 30, 2020. The Board believes that this increase is necessary to provide adequate stock-based long-term incentive compensation to attract and retain qualified employees or executives.

Our Board and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to attract qualified employees and directors that will be instrumental in the performance of the Company in the future. The Amended 2015 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. Our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the Plan Amendments are essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes approval of the Plan Amendments are in our best interests and those of our stockholders and recommends a vote “FOR” the approval of the Amended 2015 Plan.

The following is a brief summary of the Amended 2015 Plan.

Material Features of the Amended 2015 Plan.

Eligibility. The Amended 2015 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards, and other stock-based awards to employees, consultants and directors. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and provide additional incentive for them to promote our success or the success of our affiliates. The Amended 2015 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors, and consultants of the Company and its affiliates are eligible to participate in the Amended 2015 Plan. As of March 15, 2020, there were approximately 5 individuals eligible to participate. On March 30, 2020, the closing market price per share of our Common Stock was $0.16, as reported on the OTCQB marketplace.

Stock Options. Stock options granted under the Amended 2015 Plan may either be incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. ISOs may only be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. If an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of the ISO may not be longer than five years. Options may not have a term longer than ten years, except that if an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, it may not have a term longer than five years from the date of the grant unless otherwise provided in the option agreement.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for twelve months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The Amended 2015 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Plan Administration. In accordance with the terms of the Amended 2015 Plan, our Board of Directors has authorized our Compensation Committee to administer the Amended 2015 Plan. The Compensation Committee may delegate part of its authority and powers under the Amended 2015 Plan to one or more of our directors and/or officers, but only our Board of Directors or our Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the Amended 2015 Plan, our Compensation Committee determines the terms of awards, including:

●	which employees, directors and consultants will be granted awards;

●	the number of shares subject to each award;

●	the vesting provisions of each award;

●	the termination and cancellation provisions applicable to awards; and

●	all other terms and conditions upon which each award may be granted in accordance with the Amended 2015 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of any outstanding award, other than reducing the exercise price or purchase price, provided that (i) the term or condition as amended is not prohibited by the Amended 2015 Plan; (ii) any amendment does not impair the rights of a participant under any award previously granted without that participant’s consent; and (iii) any amendment will be made only after the Compensation Committee determines whether the amendment would cause any adverse tax consequences to the participant.

Stock Dividends and Stock Splits. If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of our Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, the Compensation Committee or the successor board, may, in its sole discretion, take any one or more of the following actions pursuant to the Amended 2015 Plan, as to some or all outstanding awards:

●	provide that all outstanding options shall be assumed or substituted by the successor corporation;

●	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

●	in the event of a merger pursuant to which holders of our Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our Common Stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

●	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

●	with respect to stock grants and in lieu of any of the foregoing, the Compensation Committee or the successor board may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of Common Stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Compensation Committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The Amended 2015 Plan may be amended by our stockholders. It may also be amended by the Compensation Committee, provided that any amendment approved by the Compensation Committee which is of a scope that requires stockholder approval as required by the rules of order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Duration of Plan. The Amended 2015 Plan will expire by its terms on February 26, 2025.

Federal Income Tax Considerations. The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended 2015 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended 2015 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	ISOs are intended to qualify for treatment under Section 422 of the Code. An ISO does not result in taxable income to the optionee or in a deduction to us at the time the option is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not ISOs.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under the Amended 2015 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits. The amounts of any future grants under the Amended 2015 Plan are not determinable as awards under the Amended 2015 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Amended 2015 Plan or the amount or types of any such awards.

Vote Required and Board of Directors’ Recommendation

The affirmative written consent of a majority of our outstanding voting securities is required to approve the Amended 2015 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SIGN AND RETURN WRITTEN CONSENTS FOR THE APPROVAL OF THE PLAN AMENDMENTS.

CORPORATE ACTION NO. 4

APPROVAL TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Our Board has approved a proposal to increase the authorized number of shares of our Common Stock from 150,000,000 to 750,000,000 (the “Capital Increase”).

Reasons for the Capital Increase

Our Certificate of Incorporation currently provides for authorized capital consisting of 165,000,000 shares, of which 15,000,000 are designated as preferred stock, par value $0.01 per shares and 150,000,000 are designated as common stock, $0.01 per share.

We will require substantial additional capital to finance the development, testing and potential marketing of our drug candidates. The Company has traditionally financed its operations through the sale of equity securities and intends to raise additional capital through the sale of additional equity securities. We currently have a limited number of authorized but unissued shares of Common Stock, and the number of our outstanding derivative securities exceeds the number of our authorized but unissued shares of Common Stock. We are consequently directly limited in the number of shares of Common Stock that we can issue. We could attempt to raise capital through the sale of additional Preferred Stock, but our Board believes that potential future financial or strategic investors in our Preferred Stock will want an ability to convert those shares into Common Stock. Consequently, our Board believes that the Company’s current capital structure constrains its ability to secure the capital that the Company requires to continue its business plan.

Our Board believes that the Capital Increase, whether on its own or in combination with the Reverse Split, will provide the Company with additional flexibility to issue Common Stock for a variety of general corporate purposes, including future financings, licensing agreements, or other acquisitions.

Our Board does not have any current plans, agreements or arrangements to issue any of the newly authorized shares under the Capital Increase, other than in accordance with the Oncotelic Merger and PointR Merger in the automatic conversion of the Preferred Stock.

Effects of the Capital Increase

As of March 15, 2020, 84,069,967 shares of Common Stock were issued and outstanding. In the event the Capital Increase is approved by Stockholders, the number of shares of Common Stock issued and outstanding will be 387,908,865, after taking into consideration the automatic conversion of 278,188 shares of Preferred Stock into 278,187,827 shares of Common Stock resulting from the consummation of the Oncotelic Merger and PointR Merger as well as outstanding options and warrants to purchase shares of our Common Stock, assuming that all such options and warrants are exercised. The following table shows the Company’s capitalization schedule before and after giving effect to the issuance of Common Stock in the event stockholders approve the Capital Increase:

SECURITY	ISSUED AND OUTSTANDING PRIOR TO CORPORATE ACTION NO. 4	ISSUED AND OUTSTANDING ASSUMING APPROVAL OF CORPORATE ACTION NO. 4

Common Stock	84,069,967	84,069,967
Series A Convertible Preferred Stock	278,187	278,187,827
Employee Stock Options	6,135,284	6,135,284
Common Stock Purchase Warrants	19,515,787	19,515.787
TOTAL	109,999,225	387,908,865

As a result of the issuances of Common Stock as contemplated by the above-schedule, in the event stockholders approve the Capital Increase, approximately 362,091,135 shares of Common Stock will be authorized for issuance, and may be issued in connection with future financings or strategic acquisitions or licensing transactions like the Oncotelic Merger and the PointR Merger, or 36,209,113 if the Reverse Split is approved.

The increase of our authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. If the stockholders approve the Capital Increase, our Board may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of our stockholders, except as provided under the Delaware General Corporation Law or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock are then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, in the event additional shares are issued in transactions that position us to take advantage of favorable business opportunities or provide working capital sufficient to allow us to pursue and/or expand our business plan, the market price of our Common Stock may increase.

This proposed Charter Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock.

Anti-Takeover Effects

Although the proposed Capital Increase is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable our Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which our Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuance of shares of our Common Stock without further action by the stockholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Common Stock.

Effective Time of the Capital Increase

The Capital Increase will require an amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock. It will become effective on the date that our amended Certificate of Incorporation is accepted for filing with the Delaware Secretary of State, unless the amendment specifies a later date for effectiveness.

Our Board expects to file the amendment to our Certificate of Incorporation promptly following the Effective Date.

CORPORATE ACTION NO. 5

ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our Board has approved the Amended and Restated Certificate substantially in the form attached hereto as Annex A.

Reasons for the Amendment and Restatement of the Certificate of Incorporation

We intend to amend and restate the Certificate of Incorporation to effect the various transactions described in this Consent Solicitation Statement, including the Name Change, Capital Increase and forum selection provision, as stated in Corporate Actions Nos. 1, 4 and 5. Since its initial incorporation, the Company has gone through several name changes, capital changes and other amendments to its charter documents. The restatement of the Certificate of Incorporation is intended to incorporate in a single, simplified document, all of the current charter provisions for the Company.

The Amended and Restated Certificate also includes a new forum selection provision which directs that (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Amended and Restated Certificate or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine be brought exclusively in the Court of Chancery of the State of Delaware.

Our Board believes that the Court of Chancery is the best forum for adjudicating issues related to the internal affairs of the Company. The Court of Chancery hears a number of cases involving corporate governance issues arising under the Delaware General Corporation Law and has a reputation for a strong judicial bench. The forum selection provision does not apply to investor claims that arise outside of the internal affairs of the corporation, such as securities claims arising out of a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. We further note that the Securities Act of 1933 creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created under the Securities Act of 1933, so there is uncertainty as to whether a court would enforce the forum selection provision with respect to claims under the Securities Act of 1933, and in any event, our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Effective Time of the Amendment and Restatement of the Certificate of Incorporation

The Amended and Restated Certificate will become effective on the date that it is accepted for filing by the Delaware Secretary of State. The text of the Amended and Restated Certificate is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the amendments set forth in this Corporate Action No. 5.

Our Board expects to file the amendment to our Certificate of Incorporation promptly following the Effective Date.

ADDITIONAL INFORMATION

Stockholder Proposals

The Board has not yet determined the date on which our next annual meeting of Stockholders will be held. Any proposal by a Stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices in a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to Stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

Delivery of Information to a Shared Address

If you and one or more Stockholders share the same address, it is possible that only one Consent Solicitation Statement was delivered to your address. Any registered Stockholder who wishes to receive a separate copy of this Consent Solicitation Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 23937 Agoura Road, Suite 107 Agoura Hills, California 91301, or call the Company at (650) 635-7000 and the Company will promptly deliver the Consent Solicitation Statement to you upon your request. Stockholders who received multiple copies of this Consent Solicitation Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

Where You Can Find More Information about the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can review and download copies of those materials on the website of the SEC, at www.sec.gov, or in the “SEC filings” section of our website at www.mateon.com.

By Order of the Board of Directors,

/s/ VUONG TRIEU
Vuong Trieu
Chief Executive Officer and President
Agoura Hills, CA [●], 2020

ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MATEON THERAPEUTICS, INC.

Vuong Trieu and Amit Shah hereby certify that:

A.	They are the duly elected and acting Chief Executive Officer and Secretary of Mateon Therapeutics, Inc., a Delaware corporation.

B.	The original Certificate of Incorporation for the corporation, which was named Oxigene, Inc., was filed with the Delaware Secretary of State on July 9, 1992.

C.	Resolutions amending and restating the corporation’s Certificate of Incorporation, were duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the directors and stockholders of the corporation.

The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

1.	The name of this corporation is Oncotelic, Inc. (the “Corporation”).

2.	The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

3.	The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.	The Corporation is authorized to issue Common Stock and Preferred Stock.

The total number of shares this Corporation shall have authority to issue is Seven Hundred Sixty-Five Hundred Million (765,000,000) shares. Seven Hundred Fifty Million (750,000,000) shares shall be designated Common Stock and shall have a par value of $0.01 per share. Fifteen Million (15,000,000) shares shall be designated Preferred Stock and shall have a par value of $0.01 per share.

The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5.	Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation (the “Bylaws”) may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

6.	Election of directors need not be by written ballot unless the Bylaws shall so provide. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation. Vacancies created by newly created directorships, created in accordance with the Bylaws, may be filled by the vote of a majority, although less than a quorum, of the directors then in office or by a sole remaining director

7.	To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.	The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

9.	The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation or the Bylaws, from time to time, to amend, alter or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

10.	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal any or all of the Bylaws of the Corporation; provided however, that the grant of such power to the Board of Directors shall neither divest the stockholders of power, nor limit their power.

11.	Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The forum selection provision does not apply to investor claims that arise outside of the internal affairs of the corporation, such as securities claims arising out of a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of the paragraph.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and Secretary, on [DATE].

Vuong Trieu, Chief Executive Officer

Amit Shah, Secretary

ANNEX B

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

ONCOTELIC, INC.

Vuong Trieu and Amit Shah hereby certify that:

A.	They are the duly elected and acting Chief Executive Officer and Secretary of Oncotelic, Inc., a Delaware corporation.

B.

The original Certificate of Incorporation for the corporation, which was named Oxigene, Inc., was filed with the Delaware Secretary of State on July 9, 1992, and was amended and restated on [_____], 2020 (“Amended and Restated Certificate”).

C.	Resolutions amending the corporation’s Amended and Restated Certificate were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the directors and stockholders of the corporation.

D.	Article 4 of the Amended and Restated Certificate is hereby amended and restated by deleting such Article in its entirety and replacing it with the following:

The total number of shares this Corporation shall have authority to issue is Seven Hundred Sixty-Five Hundred Million (765,000,000) shares. Seven Hundred Fifty Million (750,000,000) shares shall be designated Common Stock and shall have a par value of $0.01 per share. Fifteen Million (15,000,000) shares shall be designated Preferred Stock and shall have a par value of $0.01 per share.

Effective upon the filling of this amendment to the Amended and Restated Certificate (the “Effective Time”), each 10 shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional share of Common Stock shall be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest and subject to applicable withholding taxes) from the Corporation in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the certificate shall have been combined, subject to the elimination of fractional shares as described above.

The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

IN WITNESS WHEREOF, the Corporation has caused this amendment to the Amended and Restated Certificate to be signed by its Chief Executive Officer and Secretary, on [DATE].

Vuong Trieu, Chief Executive Officer

Amit Shah, Secretary

ANNEX C

SHAREHOLDER CONSENT FORM

MATEON THERAPEUTICS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATEON THERAPEUTICS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation and the Consent Solicitation Statement of Mateon Therapeutics, Inc. (the "*Company*") dated [●], 2020 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 P.M., Pacific Time), on [●], 2020, unless the solicitation period is shortened or extended by the Company in its sole discretion ("*Expiration Date*"). The undersigned, as holder of shares of the Company's common stock, par value $0.01 per share, ("*Common Stock*"), hereby takes the following actions with respect to all shares of Common Stock held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, ______

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND RETURN IT IN THE ENVELOPE PROVIDED TO:

Attention: Corporate Secretary
23937 Agoura Road, Suite 107
Agoura Hills, California 91301

Your executed written consent can also be sent via email in PDF form to ashah@oncotelic.com.

Your written consent should be received by the Company on or before [•], 2020.

MATEON THERAPEUTICS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATEON THERAPEUTICS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation and the Consent Solicitation Statement of Mateon Therapeutics, Inc. (the "*Company*") dated [•], 2020 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 P.M., Pacific Time, on [•], 2020, unless the solicitation period is shortened or extended by the Company in its sole discretion ("*Expiration Date*"). The undersigned, as holder of shares of the Company's Series A Convertible Preferred Stock ("*Preferred Stock*"), hereby takes the following actions with respect to all shares of Preferred Stock held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Preferred Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ______________________, ______

____

(Print Name of Stockholder)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND RETURN IT IN THE ENVELOPE PROVIDED TO:

Attention: Corporate Secretary
23937 Agoura Road, Suite 107
Agoura Hills, California 91301

Your executed written consent can also be sent via email in PDF form to ashah@oncotelic.com.

Your written consent should be received by the Company on or before [•], 2020.